Exhibit 10.5

Amendment No. 1 to Fiscal 2016 Annual Performance Bonus Program for Tamara L. Lundgren

The Fiscal 2016 Annual Performance Bonus Program for Tamara L. Lundgren adopted by Compensation Committee (the “Committee”) of the Board of Directors of Schnitzer Steel Industries, Inc. is hereby amended by adding under the heading “General Provisions” the following paragraph:

Negative Discretion. The Committee reserves the right in its sole discretion to reduce the bonus payout for Ms. Lundgren from the amounts determined as set forth above prior to payment on such terms as the Committee may determine.